                                                                   EXHIBIT 10.18

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER is dated as of November ____, 1999 (the "Agreement") by and among iOwn Holdings, Inc., a Delaware corporation
      ---------
("iOwn"), iMerger Sub, Inc., a Delaware corporation and the wholly-owned
------
subsidiary of iOwn Holdings, Inc. ("iOwn Sub"), Genesis 2000, Inc., a California
                                    --------
corporation (the "Company"), Douglas D. Hubert, Donald C. Schaeffer and
                  -------
Niederhoffer-Henkel Century Group (the "Brokers") and each of Homayoon Majd,
                                        -------
Kamyar Tafreshi and Farhad Mirfakhrai (each, a "Selling Stockholder" and
                                                -------------------
collectively, the "Selling Stockholders").
                   --------------------

          WHEREAS, the Board of Directors of both iOwn and the Company have determined that a business combination between iOwn and the Company merging their respective businesses is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

          WHEREAS, it is the intention of the parties to this Agreement that (a) for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b the shares of iOwn Stock
                                       ----
(as defined herein) to be issued pursuant to the Merger shall be exempt securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"); and
      --------------

          NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

          1.1  The Merger.
               ----------

               Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), iOwn Sub shall be merged with the Company in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"), whereupon the separate
                                               ------
corporate existence of the Company shall cease, and iOwn Sub shall be the surviving corporation of the Merger (iOwn Sub, as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving
                                                         ---------
Corporation").
-----------

          1.2  Closing.
               -------

               Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of
                            -------
Perkins Coie llp, 135 Commonwealth Avenue, Suite 250, Menlo Park, CA 94025 at 10:00 a.m. three business days after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date as the parties hereto


[*] Confidential Treatment Requested
may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."
               ------------

          1.3  Effective Time.
               --------------

               If all the conditions to the Merger set forth in Article VI of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VIII hereof, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be properly
                                    ---------------------
executed and filed in accordance with the laws of the States of California and Delaware and the terms of this Agreement on or before the Closing Date. The parties hereto shall also take such further actions as may be required under the laws of the States of California and Delaware in connection with the consummation of the Merger. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Secretary of State of the States of California and Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time"). From and after the Effective Time,
                            --------------
the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and iOwn Sub, all as provided under applicable law.

          1.4  The Merger Consideration
               ------------------------

               The "Gross Merger Consideration" shall consist of the following:
                    --------------------------

               (a) Two Million Five Hundred Thousand (2,500,000) shares of iOwn Common Stock (the "Common Stock Merger Consideration");
                   ---------------------------------

               (b) Two Million Five Hundred Thousand (2,500,000) shares of iOwn Series E Preferred Stock (the "Series E Merger Consideration");
                               -----------------------------

               (c) Secured Convertible Promissory Notes to the Selling Stockholders totaling an aggregate of Eight Million Seven Hundred and Fifty Thousand Dollars ($8,750,000), in the form set forth in Exhibit A attached hereto, including the security agreement form set forth in Exhibit B attached hereto (the "Principal Notes Merger Consideration");
             ------------------------------------

               (d) Secured Promissory Notes to the Selling Stockholders totaling an aggregate of One Million Dollars ($1,000,000), in the form set forth in Exhibit C attached hereto, including the security agreement for set forth in Exhibit B attached hereto (the "Short Term Notes Merger Consideration");
                                -------------------------------------

               (e) Two Million Dollars ($2,000,000) in cash or cash equivalents (the "Combined Entity Cash Consideration") to be paid within five (5) business
      ----------------------------------
days after the publication of quarterly financial information, but in any case not more than forty-five (45) calendar days after the quarter of attainment by iOwn reflecting gross revenues (as currently determined in accordance with GAAP) from the Company/Surviving Corporation's operations of Five Million Dollars ($5,000,000) for the calendar year commencing January 1, 2000 and ending December 31, 2000; provided that interest shall accrue at an annual rate of six percent (6%) on Combined Entity Cash Consideration from the date of attainment; and

               (f) Two Million Dollars ($2,000,000) in cash or cash equivalents (the "Combined Entity EPASS Cash Consideration") to be paid within five (5)
      ----------------------------------------
business days after the publication of quarterly financial information, but in any case not more than forty-five (45) calendar days after the quarter of attainment by iOwn reflecting One Million Dollars ($1,000,000) in EPASS Gross Revenues (as defined below) for the calendar year commencing January 1, 2000 and ending December 31, 2000; provided that interest shall accrue at an annual rate of six percent (6%) on Combined Entity EPASS Cash Consideration from the date of attainment; and

               (g) Up to an additional Two Million Dollars ($2,000,000) in cash or cash equivalents or in stock equities (the "Subsidiary Consideration") to be
                                               ------------------------
paid within five (5) business days after publication of financial information for the fiscal years ended December 31, 2000 and December 31, 2001, but in any case not more than forty-five (45) calendar days after the fiscal years ended December 31, 2000 and December 31, 2001; provided that interest shall accrue at an annual rate of six percent (6%) on Subsidiary Consideration from the date of attainment; provided further that the amount of any such pay out shall be determined by calculating seventy-five percent (75%) of EPASS Gross Revenues over One Million Dollars ($1,000,000) in the calendar year 2000 and twenty-five percent (25%) of all EPASS Gross Revenues over One Million Dollars ($1,000,000) in calendar year 2001; The initial payments up to $1,625,000 shall be paid in cash or cash equivalents, and the remaining $375,000 in Common Stock of iOwn at the then fair market value of such shares, provided that if such Common Stock is publicly traded, the fair market value shall be the average closing price for the thirty (30) day period immediately preceding such payment.

               (h) For purposes of Sections 1.4(e), (f) and (g), the term "EPASS Gross Revenues" shall mean and include any and all gross revenues generated from the Company/Surviving Corporation's EPASS offering or successor products/services of equal or substantially similar functionality, through its EPASS connectivity with mortgage and related business service providers or businesses (ex., institutional lenders, title companies, insurance and bond companies) and advertisers, and in addition to calculating the EPASS Gross Revenues, such revenue number shall include an additional fifteen basis points (0.15%) times the total dollar volume of loan origination directed to iOwn from the Company/Surviving Corporation's EPASS system; provided that EPASS Gross Revenues shall be calculated on an accrual basis as any such EPASS Gross Revenues would be recognized in accordance with GAAP.

               (i) Notwithstanding the foregoing, in consideration of the services rendered by the Company's and the Selling Stockholders' brokers in this transaction, Douglas D. Hubert, Donald C. Schaeffer and Niederhoffer-Henkel Century Group (collectively, the "Brokers"), and at the direction of the Selling Stockholders', the percentage amounts set forth in Exhibit J shall be deducted from the from the Gross Merger Consideration set forth in subparagraphs 1.4 (a) through (g) above and paid to such brokers concurrent with the payment to, and in like kind consideration to the Selling Stockholders' hereunder, subject to the terms and conditions of this Agreement.

               (j) iOwn agrees to renegotiate with the Selling Stockholders the financial and other terms set forth in Section 1.4(e), (f) and (g) in good faith should there be any material changes to the organization and operation (of the surviving entity as a whole), goals or strategy of the Surviving Corporation during the attainment period(s), and prior to (xx) expiration of the designated annual periods, or (yy) payments thereof, which, aside from any external market factors, would impact the ability of the Surviving Corporation to achieve the objectives outlined herein. In the event that the matter stated herein has not been resolved within thirty (30) days of such date, unless otherwise extended in writing by the parties hereto, as the Selling Stockholders request renegotiation, the matter may be referred to arbitration pursuant to Section
9.13 hereof.

               (k) In the event that any of the Selling Stockholders' employment is (i) terminated without Cause, as defined in each Selling Stockholders' respective Employment Agreement attached hereto as Exhibit D, such terminated Selling Stockholder shall be deemed to have attained the necessary revenues to trigger payments under Subsections (e), (f) and (g) hereof and shall receive payment by the iOwn within fifteen (15) days of the date of such termination equal to such terminated Selling Stockholder(s) [*] interest in the aggregated earn-out held by the Selling Stockholders thereunder. For purposes of this Section 1.4(k), Selling Stockholder shall be entitled to the acceleration rights hereunder in the event that (i) such individual's employment is terminated without Cause, (ii) such individual voluntarily terminates his employment, as contemplated in his respective Employment Agreement, or (iii) such individual terminates his employment as a result of a breach by iOwn of the Employment Agreement which goes uncured for thirty (30) days.

               (l) The matters set forth in this Section 1.4 shall survive the Closing and Merger.

          1.5  Exchange of Shares.
               ------------------

               At the Effective Time, by virtue of the Merger and without any action on the part of the Company, iOwn, iOwn Sub, the Selling Stockholders and the holders of any shares of capital stock of iOwn Sub:

          (a) Each share of common stock, par value $0.001 per share, of iOwn Sub, which shall be outstanding immediately prior to the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (b) Each share of common stock, par value $0.01 per share ("Company Common Stock") of the Company issued and outstanding and owned by the Selling Stockholders immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for the right to receive a portion of the Gross Merger Consideration, as follows:

                    (i) each Selling Stockholder shall have the right to receive the number of shares of iOwn Common Stock equal to [*] of the Common Stock Merger Consideration;


[*] Confidential Treatment Requested

                    (ii) each Selling Stockholder shall have the right to receive the number of shares of iOwn Series E Preferred Stock equal to [*] of the Series E Merger Consideration;

                    (iii) as with respect to Sections 1.4(c), each Selling Stockholder shall be entitled to receive a Note the aggregate face value of which shall be [*] of the Principal Notes Merger Consideration;

                    (iv) as with respect to Sections 1.4(d), each Selling Stockholder shall be entitled to receive a Note the aggregate face value of which shall be [*] of the Short Term Notes Merger Consideration;

                    (v) as with respect to Section 1.4(e), each Selling Stockholder shall be entitled to receive cash or cash equivalents in an amount equal to [*] the Combined Entity Cash Consideration;

                    (vi) as with respect to Section 1.4(f), each Selling Stockholder shall be entitled to receive cash or cash equivalents in an amount equal to [*] the Combined Entity EPASS Cash
          Consideration; and

                    (vii) as with respect to Section 1.4(g), each Selling Stockholder shall be entitled to receive cash or cash equivalents in an amount equal to [*] the Subsidiary Cash Consideration.

                    (viii) Notwithstanding the foregoing, the amounts set forth in subsections (i) through (vi) above shall be equally decreased pro rata among the Selling Stockholders to the extent stated in Section 1.4(i).

                    (ix) By way of clarification, each Selling Stockholder shall have the right to receive as with respect to its corresponding subsection in Section 1.4: [*]; provided, however, that all such numbers shall be adjusted pursuant to the terms hereunder (including, without limitation, the terms set forth in Subsection (viii) above) and subject to escrow as set forth herein.

          (c) No fractional share of iOwn Stock or fractional United States cent shall be issued in the Merger. All share and cent determinations will be rounded down to the nearest whole number.

[*] Confidential Treatment Requested

          (d) The shares of iOwn Stock issued in connection with the Transactions will not be registered under the Securities Act. Except as stated in Section 1.4(i), such shares may not be transferred or resold thereafter, except in compliance with the terms of the Ancillary Documents (as defined in Section 4.2 herein) and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act. iOwn shall use reasonable efforts, and will take such measures and timely file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and to remain in compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (e) Notwithstanding anything to the contrary contained herein, no dividends or other distributions declared or made after the Effective Time with respect to shares of iOwn Stock with a record date after the Effective Time shall be paid with respect to any shares of Company Stock represented by a certificate ("Certificate") until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be immediately paid to the holder of the certificates representing whole shares of iOwn Stock (preferred and common) issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of iOwn Stock (preferred and common) and not paid, less the amount of any withholding taxes which may be required thereon, (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of iOwn Stock (preferred and common), less the amount of any withholding taxes which may be required thereon and (iii) the amount of any cash payable with respect to fractional shares of iOwn Stock (preferred and common) to which such holder is entitled pursuant to this Section 1.5.

          (f) Subject to the provisions of this Article I, each of the Selling Stockholders shall be required to deposit 275,000 (825,000 in the aggregate for the Selling Stockholders) shares of iOwn Series E Preferred Stock and 275,000 (825,000 in the aggregate for the Selling Stockholders) shares of iOwn Common Stock, (and shall not be required to escrow any consideration set forth in Sections 1.4(e), (f) and (g) above) (the "Escrow Amount") into an escrow account (the "Escrow"), for the purpose of securing the indemnification obligations of the Selling Stockholders set forth in this Agreement. Such shares shall be held and distributed in accordance with the terms of an Escrow Agreement (the "Escrow Agreement") to be entered into by and among iOwn, the Selling Stockholders and such party as the parties may mutually agree upon, as escrow agent (the "Escrow Agent"), which Escrow Agreement shall be in substantially the form attached hereto as Exhibit E. The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto, including without limitation the placement of the Escrow Shares (as defined in Section 1.6 herein). Any shares of iOwn stock issued or distributed by iOwn as it relates to the not yet released Escrow Shares, solely as the result of a stock split, stock dividend or recapitalization shall be added to the Escrow and become a part thereof.

          (g) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock,

[*] Confidential Treatment Requested
except for the right to receive (except as otherwise provided in Section 1.8 hereof), without interest, the consideration set forth in this Section 1.5 upon the surrender of a certificate (each, a "Certificate") representing such shares of Company Common Stock, in accordance with the provisions of this Article I.

          (h) Each share of Company Common Stock held by the Company as treasury stock or owned by iOwn or any subsidiary of iOwn at the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          1.6  Mechanics of the Exchange.

          (a) At the Effective Time, the Selling Stockholders shall be entitled to immediately surrender the Certificates which immediately prior to the Effective Time represented the Company Stock, and which were converted into the right to receive a portion of the Gross Merger Consideration, to iOwn for cancellation in exchange for the portion of the Gross Merger Consideration to which such holder is entitled pursuant to Section 1.5 hereof.

          Upon surrender of a Certificate for cancellation to iOwn, together with such documents as may reasonably be required by iOwn:

                    (i) the holder of the Certificate shall be entitled to immediately (except as stated in Section 1.6(i)(D) below) receive in exchange therefor, and subject to Section 1.6(i)(E):

                         (A) one or more certificates representing, in the aggregate, that whole number of shares of iOwn Stock that is equal to that number of shares of iOwn Stock that such holder has the right to receive in respect to such Certificate pursuant to the provisions of Section 1.5 hereof (after taking into account all shares of Company Stock then held by such holder), less the number of shares that represents such Selling Stockholder's pro rata portion of the number of shares of iOwn Preferred Stock and iOwn Common Stock that are to be held in escrow by the Escrow Agent pursuant to the Escrow Agreement (such iOwn Preferred Stock and iOwn Common Stock being the "Escrow Shares");

                         (B) Notes (including security agreements) in the amounts determined pursuant to the provisions in Section 1.5 hereof (after taking into account all shares of Company Stock then held by such holder) (together the "Additional Payments");

                         (C) if, and when entitled to pursuant to Section 1.5(b)(v), 1.5(b)(vi) and 1.5(b)(vii), a check or wire transfer, as determined by the Selling Stockholder, in the amount equal to the cash that such holder has the right to receive in respect to such Certificate pursuant to the provisions of Section 1.5 hereof (after taking into account all shares of Company Stock then held by such holder); and

                                   (E)  The Brokers shall receive certificates,
               notes and consideration consistent with Section 1.4(i), subject to the terms and conditions of this Agreement and the escrow.

                         (ii) iOwn shall deliver to the Escrow Agent the appropriate number of certificates representing the Escrow Shares, on behalf of and as nominee for the Selling Stockholders and Brokers representing, in the aggregate, the Escrow Shares, which will be held in escrow by the Escrow Agent in accordance with the Escrow Agreement; and

                         (iii) the Certificate so surrendered shall forthwith be canceled.

          Except as provided for in connection with the Principal Notes Merger Consideration and the Short Term Notes Merger Consideration, no interest shall be paid or accrued for the benefit of holders of the Certificates on the consideration payable upon the surrender of the Certificates, except that any delinquent payments under Sections 1.5 (b)(v), 1.5(b)(vi) and 1.5(b)(vii) shall accrue interest at the rate of 10% per annum until paid in full. It shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer to iOwn.

               (b) In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Selling Stockholder claiming such Certificate to be lost, stolen or destroyed, iOwn will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the applicable portion of the Gross Merger Consideration which the shares of the Company Stock represented by the Certificate are exchanged in accordance with Section 1.5. When authorizing such issuance in exchange therefor, iOwn may, in its discretion and as a condition precedent to the issuance thereof, require such Selling Stockholder to give iOwn a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against iOwn with respect to the Certificate alleged to have been lost, stolen or destroyed.

               (c)  iOwn may, at its option, meet its obligations under this
Section 1.6 through a bank or trust company selected by iOwn to act as exchange agent in connection with the Merger. iOwn shall be responsible for the acts and omissions of such selected bank or trust company.

               (e) If any certificate for iOwn Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to iOwn any transfer or other taxes required by reason of the issuance of certificates for such securities in a name other than that of the registered holder of the Certificate surrendered, or (ii) establish to the satisfaction of iOwn that such tax has been paid or is not applicable.

               (f) Notwithstanding anything in this Agreement to the contrary, neither iOwn nor any other party hereto shall be liable to a holder of shares of iOwn Stock for any portion of the Gross Merger Consideration, any dividends on shares of iOwn Stock issued as part of the Gross Merger Consideration, or any payment for any fractional interests, delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein and reasonable attempts to find such entitled beneficiary.

               (g) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Stock which were outstanding at the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration set forth in this Article I deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth herein.

               1.7  Adjustment of Gross Exchange Ratio.
                    ----------------------------------

                    In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of iOwn Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange of Shares set forth in Section 1.5 above shall be appropriately adjusted.

               1.8  Dissenting Shares. Any Dissenting Shares shall be converted
                    -----------------
into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Section 262 of the Delaware General Corporate Law (the "DGCL") and Sections 1300 et seq. of the California Corporations Code (the "CCC"); provided, however, that shares of Company Common Stock that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Section 262 of the DGCL and Sections 1300 et seq. of the CCC, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive consideration in accordance with the procedures specified in Section 1.5. The Company shall give iOwn (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and Sections 1300 et seq. of the CCC received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL and Sections 1300 et seq. of the CCC. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of iOwn, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Section 262 of the DGCL and Sections 1300 et seq. of the CCC shall be exclusively that of the Surviving Corporation and that iOwn shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

               1.9  Tax Consequences and Accounting Treatment.
                    -----------------------------------------

                    It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(D) of the Code. Furthermore, the Selling Stockholders are solely responsible for all sales and transfer taxes, if any arising from the transaction contemplated by this Agreement.

               1.10 Taking of Necessary Action; Further Action.
                    ------------------------------------------

                    If, at any time after the signing of this Agreement and after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and iOwn Sub, the officers and directors of the Company and iOwn Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE II
                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION


               2.1  Certificate of Incorporation of the Surviving Corporation.
                    ---------------------------------------------------------

                    The certificate of incorporation of iOwn Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and pursuant to applicable law; provided however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Genesis 2000, Inc.".

               2.2  By-Laws of the Surviving Corporation.
                    ------------------------------------

                    The By-Laws of iOwn Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Certificate of Incorporation of the Surviving Corporation.

               2.3  Directors of the Surviving Corporation.
                    --------------------------------------

                    The directors of the Surviving Corporation immediately after the Effective Time shall consist of the persons who held such office in the Surviving Corporation and such directors shall hold office until their successors are duly appointed or elected in accordance with applicable law.

               2.4  Officers of the Surviving Corporation.
                    -------------------------------------

                    The officers of the Surviving Corporation immediately after the Effective Time shall consist of the persons who held such office in the Surviving Corporation and such officers shall hold office until their successors are duly appointed or elected in accordance with applicable law.


                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF iOWN AND iOWN SUB

                    iOwn and iOwn Sub represent and warrant to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure statement delivered by iOwn and iOwn Sub to the Company concurrently herewith and identified as the "iOwn Disclosure Statement."
 -------------------------

               3.1  Organization, Standing, and Qualification.
                    -----------------------------------------

                    Each of iOwn and iOwn Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all, requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted, except where the failure to have such power and authority would not have a Material Adverse Effect (as defined herein) on iOwn or iOwn Sub; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify would not have a Material Adverse Effect on iOwn or iOwn Sub; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Material Adverse Effect on iOwn or iOwn Sub.

                    For purposes of this Agreement, a "Material Adverse Effect"
                                                       -----------------------
when used with respect to any entity means (a) a material adverse effect on the business, results of operations, financial condition or prospects of such entity and its subsidiaries, if any, taken as a whole, or (b) a material impairment in the ability of such entity or its subsidiaries to perform any of their obligations under this Agreement or to consummate the Merger.

               3.2  Authorization of Agreement and Other Documents.
                    ----------------------------------------------

                    The execution and delivery of this Agreement and the other documents executed in connection herewith to which iOwn or iOwn Sub is a party (collectively, the "iOwn Ancillary Documents"), have been duly authorized by the
                    ------------------------
Board of Directors of iOwn and iOwn Sub and no other proceedings on the part of iOwn or iOwn Sub or their stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any iOwn Ancillary Document, except the approval of the Merger by the sole stockholder of iOwn Sub. This Agreement is, and, as of the Closing Date, each of the iOwn Ancillary Documents will be, a valid and binding obligation of iOwn and/or iOwn Sub, as the case may be, enforceable against iOwn and/or iOwn Sub, as the case may be, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors, rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

               3.3  No Violation.
                    ------------

                    Neither the execution and delivery by iOwn and iOwn Sub of this Agreement or the iOwn Ancillary Agreements, nor the consummation by iOwn and iOwn Sub of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws of iOwn or iOwn Sub;
(b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the iOwn stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of iOwn or iOwn Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which iOwn or iOwn Sub is a party, or by which iOwn or iOwn Sub or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Material Adverse Effect on iOwn or iOwn Sub; (d) contravene or conflict with or constitute violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to iOwn or iOwn Sub, except for any of the foregoing matters which would not have a Material Adverse Effect on iOwn or iOwn Sub; or (e) other than the filings provided for in Sections 1.3 and 5.3, filings under applicable federal, state and local laws and regulations, or applicable federal or state securities laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material
                                  ------------------
consent, approval or authorization of, or declaration of, or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Material Adverse Effect on iOwn or iOwn Sub.

               3.4  Capitalization.
                    ---------------

               (a) The authorized capital stock of iOwn consists solely of (a) 150,000,000 shares of Common Stock, 7,368,395 of which are issued and outstanding, and (b) 121,964,068 shares of Preferred Stock of which (i) 2,492,900 are designated as Series A Preferred Stock, all of which are issued and outstanding, (ii) 2,492,900 are designated as Series A-1 Preferred Stock, none of which are issued and outstanding, (iii) 12,170,924 are designated as Series B Preferred Stock, 11,951,764 of which are issued and outstanding, (iv) 12,170,924 are designated as Series B-1 Preferred Stock, none of which are issued and outstanding, (v) 17,740,000 are designated as Series C Preferred Stock, 17,740,000 of which are issued and outstanding, (vi) 17,740,000 are designated as Series C-1 Preferred Stock, none of which are issued and outstanding, (vii) 11,000,000 are designated as Series D Preferred Stock, 7,820,643 of which are issued and outstanding, (viii) 11,000,000 are designated as Series D-1 Preferred Stock, none of which are issued and outstanding, (ix) 5,200,000 are designated as Series DD Preferred Stock, none of which are issued and outstanding, (x) 5,200,000 are designated Series DD-1 Preferred Stock, none of which are issued and outstanding, (xi) 11,666,667 are designated as Series E Preferred Stock, 6,907,134 of which are issued and outstanding, (xii) 11,666,667 are designated Series E-1 Preferred Stock, none of which are issued and outstanding, (xiii) 711,543 are designated as Series EE Preferred Stock, none of which are issued and outstanding, and (xiv) 711,543 are designated as Series EE-1 Preferred Stock, none of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws. iOwn has reserved an aggregate of 139,389,475 shares of Common Stock for issuance upon conversion of the Preferred Stock and 10,057,012 shares of its Common Stock for issuance to officers, directors, employees, sales representatives and consultants of iOwn pursuant to iOwn's 1997 Stock Option Plan. The Company has reserved authorized but unissued shares of Common Stock in an amount that would be sufficient to effect the conversion of all outstanding shares of Preferred Stock as of such date.

          (b) The authorized capital stock of iOwn Sub consists of ten thousand (10,000) shares of common stock, $0.001 par value per share, all of which shares are issued and are outstanding, all of which shares are owned beneficially and of record by iOwn. All issued and outstanding shares of iOwn Sub's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of iOwn Sub, and there are no agreements or commitments to which iOwn Sub is a party or by which it is bound pursuant to which iOwn Sub is or may become obligated to issue additional shares of its capital stock.

          3.5  No Brokers.
               ----------

               iOwn has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, the Selling Stockholders, or iOwn, iOwn Sub or their subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          3.6  Litigation.
               ----------

               There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to iOwn's knowledge, threatened against iOwn or iOwn Sub, or any of iOwn's or iOwn Sub's respective officers, directors or affiliates, with respect to or affecting iOwn's or iOwn Sub's operations, business, products, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby, or by the iOwn Ancillary Documents or the Ancillary Documents which, in each case, if conducted with results unfavorable to iOwn or iOwn Sub, would have a Material Adverse Effect on iOwn. There are no facts known to iOwn which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to iOwn or iOwn Sub, would have a Material Adverse Effect on iOwn.

          3.7  Claims.
               ------

               Each of iOwn and iOwn Sub represents and warrants, to its knowledge, that it is not presently aware of any basis for any indemnity claim that it could bring under Section 7 of this Agreement or of any indemnity claim in the future that could be brought subsequent to the Closing due solely to the passage of time. Notwithstanding the foregoing, nothing in this Section 3.7 shall prevent iOwn or iOwn Sub from making any claim under Section 7 hereof.

          3.8  Issuance of Shares.
               ------------------

          The iOwn Stock to be issued by iOwn pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

          3.9  Disclosure.
               ----------

          No representation, warranty, assurance or statement by iOwn or iOwn Sub or by any of their respective officers or directors contained in any document, certificate or other writing furnished or to be furnished by such entities or individuals to the Selling Stockholders or any of their representatives pursuant to due diligence conducted by the Company and the Selling Stockholders, this Agreement or the iOwn Ancillary Documents contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          3.10  Required Consents and Approvals.
                -------------------------------

          No consent or approval is required by virtue of the execution hereof by iOwn or iOwn Subsidiary or the consummation of any of the transactions contemplated herein by iOwn or iOwn Sub to avoid a violation or breach of, or default under, or the creation of a lien on assets of iOwn or iOwn Sub pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency, or any lease, agreement, contract, mortgage, note, license, or any other instrument to which iOwn or iOwn Sub is a party or to which each or any of each's property or iOwn's Stock or iOwn Sub's capital stock is subject.

          3.11  No Material Change.
                ------------------

          iOwn has not suffered any material adverse change in its financial condition or business since the date hereof .

          3.12  Compliance with Laws - General.
                ------------------------------

          (a) iOwn holds all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commissioner or other governmental or other regulatory authority or agency ("Governmental Entities") necessary for the lawful conduct of its business the
  ---------------------
failure of which to obtain would have a Material Adverse Effect on its business (the "Permits").
      -------

          (b) iOwn is in substantial compliance with the material terms of its Permits.

          (c) iOwn is in substantial compliance with all material laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to iOwn or affect or relate to this Agreement or the transactions contemplated hereby.

          (d) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to iOwn is to the knowledge of iOwn, pending or threatened.

          (e) iOwn currently is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to iOwn.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company and each Selling Stockholder severally represents and warrants to iOwn and iOwn Sub that the statements contained in this Article IV are true and correct, except as set forth in the disclosure statement delivered by the Company to iOwn and iOwn Sub concurrently herewith and identified as the "Company Disclosure Statement." All exceptions noted in the
                   ----------------------------
Company Disclosure Statement shall be numbered to correspond to the applicable sections to which such exception refers.

          4.1.  Organization, Standing and Qualification.
                ----------------------------------------

                The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California (ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted except where the failure to have such power and authority would not have a Material Adverse Effect on the Company; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify would not have a Material Adverse Effect on the Company; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Material Adverse Effect on the Company.

          4.2   Authorization of Agreement and Other Documents.
                ----------------------------------------------

                The execution and delivery of this Agreement and the other documents executed in connection herewith to which the Company is a party (collectively, the "Company Ancillary Documents"; the iOwn Ancillary Documents
                    ---------------------------
and the Company Ancillary Documents, collectively, the "Ancillary Documents"),
                                                        -------------------
have been duly authorized by the Board of Directors of the Company and no other proceedings on the part of the Company or its Stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Document, except the approval of the Merger by the Stockholders. This Agreement is, and, as of the Closing Date, each of the Company Ancillary Documents will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors, rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          4.3   No Violation.
                ------------

                Neither the execution and delivery of this Agreement or the Company Ancillary Documents nor the consummation by the Company of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws of the Company; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Company stock option plans ("Company Stock Option Plans"), or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected, except for any of the foregoing matters which would not have a Material Adverse Effect on the Company; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgement, injunction, order or decree binding upon or applicable to the Company, except for any of the foregoing matters which would not have a Material Adverse Effect on the Company; or (e) other than the Regulatory Filings, require any material consent, approval or authorization of, or declaration of, or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Material Adverse Effect on the Company.

          4.4  Capitalization.
               --------------

          (a) The total authorized capital stock of the Company consists of 100,000 shares of capital stock, comprised of (i) 100,000 shares of the Company Common Stock, 99,999 shares of which are issued and outstanding. No other shares of capital stock are issued or outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable legal requirements, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Company is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Company Stock Option Plan, there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Company, and except as contemplated by this Agreement and except with respect to options issued under the Company Stock Option Plan, there are no agreements or commitments to which the Company is a party or by which it is bound pursuant to which the Company is or may become obligated to issue additional shares of its capital stock.

          (b) The Company has never repurchased, redeemed or otherwise reacquired (or agreed, committed or offered (in writing or otherwise) to repurchase, redeem or otherwise reacquire) any shares of capital stock or other securities, except from employees of the Company pursuant to the terms of the Company's Stock Option Plan.

          4.5  Ownership Interests.
               -------------------

               The Company has no subsidiaries and does not own any direct or indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity. Since October 31, 1999, the Company has not (i) disposed of the capital stock (other than Company Common Stock) or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

          4.6  Constituent Documents.
               ---------------------

               True and complete copies of the Certificate of Incorporation and all amendments thereto, the By-Laws as amended and currently in force, all stock records, and all corporate minute books and records of the Company have been furnished or made available by the Company to iOwn for inspection. Said stock records accurately reflect all stock transactions and the current stock ownership of the Company. The corporate minute books and records of the Company contain true and complete copies of all resolutions adopted by the stockholders or the board of directors of the Company and any other action formally taken by them respectively as such.

          4.7  Compliance with Laws - General.
               ------------------------------

          (a) The Company holds all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commissioner or other governmental or other regulatory authority or agency ("Governmental Entities") necessary for the lawful conduct of its business (the
  ---------------------
"Permits").
 -------

          (b) The Company is in substantial compliance with the material terms of its Permits.

          (c) The Company is in substantial compliance with all material laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to the Company or affect or relate to this Agreement or the transactions contemplated hereby.

          (d) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to the Company is to the knowledge of the Company, pending or threatened.

          (e) The Company currently is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to the Company.

          4.8  Books and Records.
               -----------------

               The Company's books, accounts and records are, and have been, in all material respects, maintained in the Company's usual, regular and ordinary manner, in accordance with GAAP and all material transactions to which the Company is or has been a party are properly reflected therein.

          4.9  Financial Statements.
               --------------------

          (a) The Disclosure Statement contains complete and accurate copies of the audited balance sheets, statements of income and stockholders' equity, statements of cash flows and notes to financial statements (together with any supplementary information thereto) of the Company as of and for the years ended December 31, 1998 and the four (4) month period ended April 30, 1999. The financial statements described in the preceding sentence are hereinafter referred to as the "Financial Statements." The Disclosure Schedule also contains
                    --------------------
complete and accurate copies of the unaudited balance sheet, unaudited statement of income and unaudited statement of cash flows of the Company as of and for the ten-month period ended October 31, 1999. The financial statements described in the preceding sentence are referred to herein as the "Interim Financial
                                                      -----------------
Statements".  The Financial Statements and the Interim Financial Statements
----------
present accurately and completely the financial position of the Company as of the dates thereof (subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments) and the results of operations and cash flows of the Company for the periods covered by said statements, and the Financial Statements are presented in accordance with GAAP.

          (b) The Company has provided to or made available to iOwn or its counsel complete and correct copies of all attorneys, responses to audit inquiry letters and all management letters from the Company's independent certified public accountants for the last five (5) fiscal years of the Company.

          (c) The Company has maintained sufficient records, receipts, papers and such other requisite data such that an audit of the Company's historical financials is feasible for the fiscal years 1997 and 1998, as well as for the ten (10) month period ended October 31, 1999.

          4.10 Accounts Receivables; Accounts Payable.
               --------------------------------------

          (a) To the best knowledge of the Company and each of the Selling Stockholders, none of the trade receivables and notes receivable which are reflected on the Financial Statements, the Interim Financial Statements or which arose subsequent to the date of the Interim Financial Statements, is or was subject to any counterclaim or set off. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and all such trade receivables and notes receivable are good in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less the amount of applicable reserves for doubtful accounts and for allowances and discounts, and the Company is aware of no reason that such trade receivables and notes receivables are not collectible beyond that which is reserved for in the Company's financials. All such reserves, allowances and discounts, were and are adequate and materially consistent in extent with reserves, allowances and discounts previously maintained by the Company in the ordinary course of its business. From October 31, 1999 to the date of signing of this Agreement, there has not been a material change in the aggregate amount of the Company's aggregate trade receivables or a Material Adverse Change (defined below in Section 4.26) in the aging thereof.

          (b) To the best knowledge of the Company and each of the Selling Stockholders, none of the trade payables and notes payable which are reflected on the Financial Statements, the Interim Financial Statements or which arose subsequent to the date of the Interim Financial Statements, is or was subject to any counterclaim or set off. All of such trade payables arose out of bona fide, arms-length transactions for the purchase of goods or performance of services, and all such trade payables and notes payable are good in the ordinary course of business using normal payment practices at the aggregate recorded amounts thereof, and the trade payables and notes payable are accurate and complete and reflect all such payables outstanding by the Company in the ordinary course of its business. From October 31, 1999 to the date of signing of this Agreement, there has not been a material change in the aggregate amount of the Company's aggregate trade payables or notes payable or a Material Adverse Change (defined below in Section 4.26) in the aging thereof.

          4.11  Bank Accounts.
                -------------

                The Disclosure Statement contains a list showing: (a) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box; (b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company; and (c) all instruments or agreements to which the Company is a party as an endorser, surety or guarantor, other than checks or other instruments endorsed for collection or deposit.

          4.12  Intellectual Property.
                ---------------------

          (a)   The Company has disclosed in Schedule 4.12 all owned copyrights,
                                             -------------
copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, trade secrets, or Internet domain names (collectively, the "Disclosed Intellectual Property Rights" and together with any and all licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and electronic media constituting, describing or relating to the foregoing, the "Intellectual Property Rights") used in the Company's business as presently conducted, including a list of all software functionality in development for future versions of the Company's proprietary software, as well as all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its currently supported or in-development products, excluding off the shelf products. All Intellectual Property Rights purported to be owned by the Company and held by any employee, officer or consultant have been validly assigned to the Company. The Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted and, to the Company's knowledge, to the extent that specific software or functionality is currently in development (including, without limitation, EPASS lender interactivity and mortgage411.com), provided that for purposes of this sentence, such Intellectual Property Rights shall not include off the shelf, third party software. The Company has exclusive ownership of or license to use all of Company's owned Intellectual Property Rights identified in Schedule 4.12 or has obtained any licenses, releases or
                     -------------
assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. To the best of the Company's and each of the Selling Stockholder's knowledge, the past and present business activities or products of the Company did not and do not infringe any Intellectual Property Rights of others. The Company has not received any notice or other claim from any person asserting that any of the Company's activities infringe or may infringe any Intellectual Property Rights of such person.

          (b) The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its Intellectual Property Rights. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. All trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the knowledge of the Company's and each of the Selling Stockholder's, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

          (c) The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company and such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization has sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

          (d) Neither the Company nor, to the knowledge of the Company, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services.

          (e) All officers and key employees, including all developers (contract or otherwise) of or to the Company, have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons, the form of which has been delivered to iOwn.

          (f) The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted and reasonably anticipated to be conducted.

          4.13 Company Software.
               ----------------

          (a) Section 4.13 of the Company Disclosure Statement sets forth a true and complete list and description of all software programs, systems and applications (A) designed or developed or under development by employees of the Company or by consultants on the Company's behalf (including all documentation therefor, the "Owned Software") or (B) licensed by the Company from any third party or constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold by the Company to third parties (collectively, the "Software") and, in the case of Licensed Software, other than "off-the-shelf" software, Section 4.13(a) of the Company Disclosure Statement identifies each license agreement with respect thereto.

          (b) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of any Encumbrance and has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any Encumbrance. None of the Owned Software incorporates, is based on or is a derivative work of any third party code that is subject to the terms of a public source license or otherwise imposes conditions on the terms and conditions under which the Owned Software may be used or distributed.

          (c) The Licensed Software is validly held and used by the Company and may be used by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party and is fully and freely utilizable by the Surviving Corporation without the consent of or notice to any third party. To the knowledge of the Company, all of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license.

          (d) Schedule 4.13(d) of the Disclosure Statement sets forth the licensees of the Owned Software to which the Company currently provides support services. The Owned Software (to the Extent of versions 11 and 12 of the Genesis 2000 product and version 1 of the WebBuilder product) is free from any significant software defect, is free from any significant programming, documentation error or virus ("Bugs") not inconsistent with commercially reasonable standards acceptable for such Bugs, operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications thereof, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden. Except as otherwise stated in the

Disclosure Statement, the Company and the Selling Stockholders are not aware of any Bugs in the Owned Software.

          (e) The Company does not maintain any historical customer or product usage data except for such data maintained on the EPASS server or WebBuilder server, which such customer data has never been altered by the Company. The Company has made all documentation relating to the use, maintenance and operation of the Owned Software available to iOwn, all of which is true and accurate in all material respects.

          (f) All Owned Software, and, to the best knowledge of the Company, Licensed Software (including existing products Software and technology and Software and technology currently under development) used in the operation of the business as presently conducted will at all times (i) record, store, process, calculate, manage, manipulate and present calendar dates falling before, on and after (and if applicable, spans of time including) December 31, 1999, including, without limitation, single-century formulas and multi-century formulas and (ii) create, calculate, recognize, accept, display, store, retrieve, accent, compare, sort, manipulate, or process any information dependent on or relating to such dates or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and will provide that all date-related data and user interface functionalities and data fields include the indication of century, provided that the data provided by the end user or from and through third party products is properly transmits such data in Y2K compliance as required and specified by the Owned Software.

          4.14 Title to Properties.
               -------------------

               Attached to the Disclosure Statement is a list and description of each item of real or tangible personal property owned by the Company which has a net book value in excess of $2,000. The Company (i) has good, marketable, legal and valid title to such property free and clear of all liens, claims, encumbrances or security interests (collectively, "Liens"), except for (A) Liens
                                                   -----
set forth on the Disclosure Statement and (B) (x) mechanic's, materialmen's, and similar liens, (y) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (z) liens on goods in transit incurred pursuant to documentary letters of credit; and (ii) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All of the leases to which the Company is a party (other than leases for Leased Premises, as defined herein) are legal, valid and binding obligations of the Company and in full force and effect, and no default by the Company, or any other party thereto has occurred or is continuing thereunder. No property or asset used by the Company in connection with the operation of its business is held under any lease or under any conditional sale or other title retention agreement. All tangible assets and facilities of the Company are in good operating condition and repair.

          4.15 Real Estate.
               -----------

          (a) The Company does not own any real estate, or have the option to acquire any real estate (the "Real Estate").
                              -----------

          (b) The Company does not lease any real estate other than the premises identified in the Disclosure Statement in Schedule 4.15 as being so
                                                   -------------
leased (the "Leased Premises"). The Leased Premises are leased to the Company,
             ---------------
pursuant to written leases, true, correct and complete copies of which have been provided to or made available to iOwn or its counsel. To the knowledge of the Company, none of the improvements comprising the Leased Premises, or the businesses conducted or proposed to be conducted by the Company thereon, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance, public utility or other easements or other applicable law. The Company is not in any material default under any agreement relating to the Leased Premises nor is the lessor thereto in default thereunder.

          (c) To the knowledge of the Company, the Leased Premises is currently served by gas, electricity, water, sewage and waste disposal and other utilities adequate to operate such Leased Premises at its current rate of usage, and there are no utility companies serving any such Leased Premises that have threatened the Company with any reduction in service.

          (d) To the knowledge of the Company, there are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the Real Estate or the Leased Premises, and no special arrangements or agreements exist with any governmental authority with respect thereto (the representations and warranties contained in this Section 4.15(d) shall not be deemed to be breached by any prospective general increase in real estate tax rates).

          (e) To the knowledge of the Company, there are no condemnation proceedings pending or threatened with respect to any portion of the Real Estate or the Leased Premises.

          (f) To the knowledge of the Company, there is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending or threatened with respect to any portion of the Real Estate or, to the extent the Company is liable for payment therefor, the Leased Premises.

          (g) The buildings and other facilities located on the Real Estate and the Leased Premises are free of any material latent structural or engineering defects known to the Company or any material patent structural or engineering defects known to the Company.

          4.16   Contracts.
                 ---------

          (a) Except as set forth in Schedule 4.16 of the Disclosure Statement, the Company is not a party to, or bound by, or the issuer or beneficiary of, any undischarged written or oral: (i) agreement or arrangement obligating the Company to pay or receive, or pursuant to which the Company has previously paid or received, an amount in excess of $10,000; (ii) employment or consulting agreement or arrangement; (iii) collective bargaining agreement; (iv) plan or contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company, other than Plans, Welfare Plans and Employee Benefit Plans (in each case as defined herein) described in the Disclosure Statement; (v) agreement restricting in any manner the Company's right to compete with any other person or entity, the Company's right to sell to or purchase from any other person or entity, the right of any other party to compete with the Company, or the ability of such person or entity to employ any of the Company's employees; (vi) agreement between the Company and any of its affiliates or other Related Parties (as herein in Section
4.25 below); (vii) guaranty, performance, bid or completion bond, or surety or indemnification agreement; (viii) requirements contract; (ix) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; (x) agreement for the treatment or disposal of materials of Environmental Concern (as defined herein);
(xi) power of attorney; (xii) partnership or joint venture agreement; or (xiii) any other agreement not entered into in the ordinary course of business. Except as set forth in Schedule 4.16 of the Disclosure Statement, the Company is not currently negotiating (and has not entered into preliminary discussions with respect to) any transaction involving an aggregate payment by the Company and/or receipts to the Company in excess of $50,000.

          (b) All agreements, leases, subleases and other instruments referred to in this Section 4.16, are in full force and binding upon the Company, and the other parties thereto. The Company is not and, to the Company's knowledge, none of the other parties thereto are in default of a material provision under any such agreement, lease, sublease or other instrument. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default of a material provision under any such agreement, lease, sublease or other instrument by the Company, or, to the knowledge of the Company, the other contracting party. The Company has not released or waived any material right under any such agreement, lease, sublease or other instrument.

          (c) Immediately after the Closing, except as contemplated by this Agreement, the Company will not be bound by the terms of any stock option agreement, registration rights agreement, stockholders agreement, management agreement, consulting agreement or any other agreement relating to the equity or management of the Company.

          (d) The Company is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company according to the terms of this Agreement will be a default of a material provision under or an event of acceleration, or grounds for termination, or whereby timely performance by the Company of this Agreement may be prohibited, prevented or delayed.

          4.17   Insurance.
                 ---------

                 The Disclosure Statement contains a true and correct list of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee), including without limitation those which pertain to the Company's assets, employees or operations. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies. In the three (3) year period ending on the date hereof, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving an annual increase by over 10% in insurance rates or non-renewal of a policy, or requiring or suggesting material alteration of any of the Company's assets, purchase of additional equipment, or material modification of any of the Company's methods of doing business. The Company has not made any claim for reimbursement from its insurance carriers since June 30, 1998.

          4.18   Litigation.
                 ----------

                 There is no litigation or proceeding for which the Company has been served or of which the Company is aware, in law or in equity, and there are no proceedings or, to the knowledge of the Company, governmental investigations before any commission or other administrative authority, pending or, to the knowledge of the Company, threatened against the Company, or any of the Company's officers, directors or affiliates, with respect to or affecting the Company's operations, business, products, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby or by the Ancillary Documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, would give rise to a material claim or proceeding which, if asserted or conducted with results unfavorable to the Company, would have a Material Adverse Effect on the Company.

          4.19   Warranties.
                 ----------

                 The Company has not made any oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof except as are described in the Disclosure Statement, other than written warranties made in the ordinary course of business.

          4.20   Arbitration.
                 -----------

                 The Company is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

          4.21   Taxes.
                 -----

          (a)    As used in this Agreement, (i) the term "Taxes" means all
                                                          -----
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever of a nature similar to taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the
                                                       ---
foregoing Taxes; and (ii) the term "Returns" means all returns, declarations,
                                    -------
reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.
                     ------

          (b) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company. As of the time of filing, the foregoing Returns were correct and complete. An extension of time within which to file any Return which has not been filed has not been requested or granted.

          (c) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the date of the Interim Financial Statements, all applicable tax laws and agreements have been materially complied with, and all amounts required to be paid by the Company, to taxing authorities or others, on or before the date hereof have been paid or fully reserved for on the Financial Statements or Interim Financial Statements, and any Taxes accrued but not due and payable as of the date of the Interim Financial Statements have been accrued or otherwise reserved for in the Interim Financial Statements. No Taxes have been (or will prior to the Closing Date be) recorded by the Company other than in the ordinary course of business. There are no Liens filed against any asset of the Company resulting from the failure to pay any Tax when due.

          (d) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by the Company (or with respect to any Return which a taxing authority has asserted should have been filed by the Company) which waivers are still in effect. The Disclosure Statement sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the Financial Statements or the Interim Financial Statements.

          (e) The unpaid Taxes of the Company do not exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Interim Financial Statements, as adjusted for the passage of time through the Closing.

          (f) The Company is not or at any time has been a party to or bound by (nor will the Company become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

          (g) The Company has never been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code.

          (h) All material elections with respect to Taxes affecting the Company as of the date hereof that are not reflected in the Company's Returns are set forth in the Disclosure Statement.

          4.22   ERISA.
                 -----

          Neither the Company nor any corporation or business which is now or at the relevant time was an affiliate of the Company as determined under the Code section 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains, administers,
                                       ---------------
contributes to or has any liability under, or has maintained, administered, contributed to or had any liability under, nor do the employees of the Company, or any ERISA Affiliate receive or have any reason to expect to receive as a condition of employment, benefits pursuant to any: employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Plan"), including, without
                                                     ----
limitation, any multi-employer plan as defined in Section 3(37) of ERISA ("Multi-Employer Plan") or any non-qualified deferred compensation plan or
  -------------------
retirement plan; employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"), including any other plan, program, agreement or
         ------------
arrangement under which former employees of the Company, or an ERISA Affiliate (or their beneficiaries) are entitled, or current employees of the Company or an ERISA Affiliate will be entitled, following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or bonus, stock, stock purchase, or stock option plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Plans, Welfare
                      ---------------------
Plans and Employee Benefit Plans described in the Disclosure Statement;

          (a) All Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements, insurance contracts or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code section 401(a) to the extent any Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Neither the Company nor any ERISA Affiliate has any notice or knowledge of any violation of any of the foregoing by any Plan, Welfare Plan, or Employee Benefit Plan. Each Welfare Plan which is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. A favorable determination as to the qualification under the Code of each of the Plans which is intended to qualify under section 401 of the Code and each material amendment thereto has been made by the Internal Revenue Service ("IRS"), or if it has not been made, can still be made pursuant to extended
  ---
deadlines promulgated by the IRS, each trust funding Welfare Plans or Plans is and has been tax-exempt and each Plan and related trust agreement remain qualified under the Code. Future compliance with the requirements of ERISA and the Code as in effect on the date hereof and any collective bargaining agreements to which the Company or any ERISA Affiliate is subject or bound will not result in any increase in benefits under any Plan or any Welfare Plan. All required reports, notices and descriptions with respect to the Plans, Welfare Plans and Employee Benefit Plans have been appropriately filed or distributed (including without limitation IRS Forms 5500 Annual Reports, summary plan descriptions, summary annual reports, notice to interested parties and any notice of plan amendment which is required prior to the effectiveness of such amendments) and all required surety bonds have been properly and timely purchased and maintained. The costs of administering the Plans, Welfare Plans and Employee Benefit Plans, including fees for the trustees and other service providers which are customarily paid by the Company, have been paid or will be paid or accrued on the Company's financial statements prior to the date hereof.

          (b) Neither any Plan or Welfare Plan fiduciary nor any Plan or Welfare Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code) for which a valid exemption is not available. Neither the Company nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing to a Plan, Welfare Plan or Employee Benefit Plan, including, in all cases, Multi-Employer Plans, as required by the terms of any Plan, Welfare Plan or Employee Benefit Plan, or collective bargaining agreement or ERISA or any other applicable law. There has been no reduction or curtailment of accrued benefits with respect to any of the Plans. Full payment has been made or such amount has been accrued on the Company's financial statements of all amounts which the Company or any ERISA Affiliate is required or committed to pay to the Plans as of the date hereof;

          (c) True and complete copies of each Plan, Welfare Plan and Employee Benefit Plan, related trust agreements, insurance contracts, annuity contracts or other funding vehicles, determination letters, summary plan descriptions, copies of any pending applications, filings or notices with respect to any of the Plans, Welfare Plans or Employee Benefit Plans with the IRS, the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor
                                                ----
or any other governmental agency, copies of all corporate resolutions or other documents pertaining to the adoption of the Plans, Welfare Plans or Employee Benefit Plans or any amendments thereto or to the appointment of any fiduciaries thereunder and copies of any investment management agreements thereunder and of any fiduciary insurance policies, surety bonds, rules, regulations or policies, of the trustees or of any committee thereunder, all communications and notices to employees regarding any Plan, Welfare Plan, or Employee Benefit Plan, annual reports on Form 5500, Form 990 financial statements and actuarial reports for the most recent five Plan years, and each plan, agreement, instrument and commitment referred to herein, have been furnished to iOwn and its counsel, and all such Plans, Welfare Plans, or Employee Benefit Plans are listed on the Disclosure Statement. All of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder; and none of the rights of the Company thereunder will be impaired by this Agreement or the consummation of the transaction contemplated hereby. The annual reports on Form 5500 furnished to iOwn fully and accurately set forth the financial and actuarial condition of each Plan and each trust funding any Welfare Plan. With respect to each Plan, Welfare Plan and Employee Benefit Plan, the Disclosure Statement sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies;

          (d) The aggregate present value of all accrued benefits, both vested and non-vested, pursuant to each Plan subject to Title IV of ERISA, determined on the basis of current participation and projected compensation for active participants, and including the maximum value of all subsidized benefits, and earnings, set forth in the 1995 actuarial report for the Plan, using PBGC actuarial assumptions and methods applicable to a defined benefit pension plan terminating on such date, does not exceed the current fair market value of Plan assets. None of the Plans, Welfare Plans or Employee Benefit Plans has any material unfunded liabilities which are not reflected on the Financial Statements or, in the case of a Plan, on the latest actuarial report issued with respect to such Plans. None of the Plans is a "top-heavy" plan, as defined in
Section 416 of the Code. The Company does not have plans, programs, arrangements and has not made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans, Welfare Plans or Employee Benefit Plans since the most recent annual report or actuarial report which would have any material effect on the cost of operating or maintaining such Plans, Welfare Plans or Employee Benefit Plans; and

          (e) There are no pending or threatened claims, lawsuits or arbitration asserted or instituted against any of the Plans, Welfare Plans, or Employee Benefit Plans, other than, in each case, Multi-Employer Plans, or any fiduciaries thereof, except in the case of Multi-Employer Plans, fiduciaries that are officers, employees, directors, agents or owners of the Company or ERISA Affiliates of the Company, with respect to their duties to the Plan, Welfare Plans or Employee Benefit Plan or the assets of any trusts thereunder, by any employee or beneficiary covered under any Plans, Welfare Plans or Employee Benefit Plans or otherwise involving any Plan, Welfare Plan or Employee Benefit Plan (other than routine claims for benefits); and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations. To the knowledge of the Company, neither the Company nor any its ERISA Affiliates, nor any of their directors, officers, employees or any other "fiduciary," as such term in defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code or failure to act in connection with the administration or investment of any Plan.

          4.23   Labor Matters.
                 -------------

                 Except as set forth in the Disclosure Statement or for events that occur after the date hereof which are disclosed in writing by the Company to iOwn, (a) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company and during the past three years, there has not been any such action; (b) there are no union claims to represent the employees of the Company, (c) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (d) none of the employees of the Company are represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company, nor to the knowledge of the Company does any question concerning representation exist concerning such employees; (e) to the knowledge of the Company, the Company is, and has at all times been, in material compliance with all applicable employment laws and practices, including, without limitation, any such laws relating to employment discrimination, occupational safety and health and unfair labor practices; (f) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or, to the knowledge of the Company, any charges or complaints, or facts which could give rise to a charge or complaint, pending or threatened with any Governmental Entity who has jurisdiction over unlawful employment practices; (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure pending relating to the Company; (h) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date of this Agreement or amounts required to be reimbursed to such employees; (i) upon termination of the employment of any of the employees of the Company after the Closing, the Company will not be liable to any of its employees for severance pay; (j) the employment of each of the Company's employees is terminable at will without cost to the Company except for payments disclosed on the Disclosure Statement or required under the Plans, Welfare Plans and Employee

Benefit Plans and payment of accrued salaries or wages and vacation pay; (k) no employee or former employee of the Company has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company; and (1) the Disclosure Statement contains a true and complete list of all employees who are employed by the Company as of October 31, 1999, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans, Welfare Plans and Employee Benefit Plans), dates of employment and positions. The Company does not owe any past or present employee any sum in excess of $50,000 individually or $100,000 in the aggregate other than for accrued wages or salaries for the current payroll period, and amounts payable under Plans, Welfare Plans or Employee Benefit Plans. No employee owes any sum to the Company in excess of $50,000, and all employees together do not owe the Company in excess of $100,000.

          4.24   Interim Conduct of Business.
                 ---------------------------

                 Except as otherwise contemplated by this Agreement, and as reflected in the Interim Financial Statements, between October 31, 1999 and the date of signing of this Agreement, the Company has not:

          (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any portion of its assets or property, except for sales of Inventory and cash applied in the payment of the Company's Liabilities in the usual and ordinary course of business in accordance with the Company's past practices;

          (b) written off any asset which has a net book value which exceeds $10,000 individually or $50,000 in the aggregate in value, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property or portion of Inventory (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (c) waived any material right arising out of the conduct of, or with respect to, its business;

          (d) made (or committed to make) capital expenditures in an amount which exceeds $10,000 for any item or $50,000 in the aggregate;

          (e)    made any change in accounting methods or principles;

          (f) borrowed any money or issued any bonds, debentures, notes or other corporate securities (other than equity securities), including without limitation, those evidencing borrowed money;

          (g) entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party (as defined herein) in an amount which exceeds $25,000 or $100,000 in the aggregate (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company);

          (h) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

          (i) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

          (j) paid or incurred any management or consulting fees, or engaged any consultants, except in the ordinary course of business;

          (k) hired any employee who has an annual salary in excess of $50,000, or employees with aggregate annual salaries or wages in excess of $100,000;

          (l) terminated any employee having an annual salary or wages in excess of $100,000 or employees with aggregate annual salaries or wages in excess of $100,000;

          (m)    adopted any new Plan, Welfare Plan or Employee Benefit Plan;

          (n) issued or sold any securities of any class, except for the grant or exercise of options to purchase Company Common Stock under the Company Stock Option Plan;

          (o) paid, declared or set aside any dividend or other distribution on its securities of any class, except as contemplated by this Agreement with respect to the Preferred Stock, or purchased, exchanged or redeemed any of its securities of any class; or

          (p) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices.

Notwithstanding the foregoing, the Company shall not be deemed to have breached the terms of this Section 4.24 by entering into this Agreement or by consummating the transactions contemplated hereby.

          4.25   Affiliated Transactions.
                 -----------------------

                 Since January 1, 1998, the Company has not been a party to any transaction (other than employee compensation and other ordinary incidents of employment) in excess of $25,000 individually or $100,000 in the aggregate with a "Related Party". For purposes of this Agreement, the term "Related Party"
   -------------                                             -------------
shall mean: any present or former officer or director present 10% stockholder or present affiliate of the Company, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing, all amounts due and owing to or from the Company by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full. Neither the Company, nor to the Company's knowledge, any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Company's business.

          4.26   Material Adverse Change.
                 -----------------------

                 Between October 31, 1999 and the date of signing of this Agreement, the Company has not suffered any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company; provided that the Company is operating in a substantially similar manner and the market conditions are substantially similar to those at the time of this Agreement. For purposes of this Agreement, "Material Adverse Change" shall mean any condition, event, or circumstance which is reasonably likely or has resulted in damages, costs or expenses in excess of fifty thousand dollars ($50,000); provided that in no event shall any change that results solely from a change in accounting method (i.e. from cash to accrual accounting) be considered a Material Adverse Change or be deemed in any way to have resulted in damages, costs or expenses to the Company.

          4.27   Bribes.
                 ------

                 Neither the Company, nor, to its knowledge, any of its current officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company, or its respective business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business.

          4.28   Absence of Indemnifiable Claims, etc.
                 ------------------------------------

                 There are no pending claims and, to the knowledge of the Company, no facts that would entitle any director, officer or employee of the Company to indemnification by the Company under applicable law, the Certificate of Incorporation or By-laws of the Company or any insurance policy maintained by the Company, other than written indemnities in the ordinary course of business.

          4.29   No Undisclosed Liabilities.
                 --------------------------

                 There are no material liabilities of the Company other than (i) liabilities disclosed or provided for in the Financial Statements and Interim Financial Statements; (ii) liabilities under this Agreement (or contemplated hereby) or disclosed in the Disclosure Statement and (iii) liabilities incurred between October 31, 1999 and the date of signing of this Agreement, other than in the ordinary course of business and consistent with past practices of the Company. For purposes of this Section 4.29, a "material liability" shall mean any condition, event, or circumstance which is reasonably likely to or has resulted in damages, costs or expenses in excess of fifty thousand dollars ($50,000).

          4.30   No Brokers.
                 ----------

                 The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or iOwn or iOwn Sub to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          4.31   Tax Free Reorganization.
                 -----------------------

                 The Company has not taken or failed to take any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

          4.32   Disclosure.
                 ----------

                 No representation or warranty by or information supplied or to be supplied by the Company or each of the Selling Stockholders contained in this Agreement and no statement contained in the Disclosure Statement, certificates or other documents or instruments delivered or to be delivered pursuant to this Agreement by the Company or its representatives or any of the Selling Stockholders contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

          4.33   Company Customers.
                 -----------------

                 The Company has no fewer than [*] of the Company's Genesis 2000 loan origination software. Under those office licenses, there exist up to [*] for the Company's Genesis 2000 loan origination software. No fewer than [*] or upgrades to Version 12 of the Company's Genesis 2000 loan origination software have been acquired.


                                   ARTICLE V
                                   COVENANTS

          5.1    Alternative Proposals.
                 ---------------------

                 Prior to the Effective Time, the Company agrees (a) except to the extent required by fiduciary duty obligations under applicable laws, that it shall not, and it shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, respond to, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to

[*] Confidential Treatment Requested
as an "Alternative Proposal") or engage in any negotiations concerning, or
       --------------------
provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 5.1; and (c) that it will notify iOwn immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it and provide iOwn with the details of any such proposal, other than the identity of such prospective third party.

          5.2  Interim Operations.
               ------------------

          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Disclosure Statement, unless iOwn has consented in writing thereto, the Company:

                    (a) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                    (b) To the extent consistent with its business, shall use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                    (c) Shall not amend its Certificate of Incorporation or By-Laws or comparable governing instruments, except as contemplated by this Agreement;

                    (d) Shall promptly notify iOwn of any material emergency or other Material Adverse Effect of the Company, any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

                    (e) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof;
          (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except pursuant to the Company Stock Option Plans;
          (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice;
          (D) grant any severance or termination package to any employee or consultant, except to the extent consistent with past practices; (E) hire any new employee who shall have a salary of greater than $50,000.00, or terminate the employment of any employee not in the normal course of business; or (F) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

                    (f) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action, except as set forth in Section 5.9;

                    (g) Shall not enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a material portion of assets or capital stock;

                    (h) Shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others other than (i) in the ordinary course of its business consistent with past practices, but in no event in an amount exceeding $10,000 individually or $100,000 in the aggregate (other than normal expenditures for the purchase of raw materials or other supplies) or (ii) pursuant to the Company's bank line of credit in the ordinary course of business consistent with past practices;

                    (i) Shall not make any loans, advances or capital contributions to, or investments in, any other Person (as defined below), except for loans to employees made in connection with the purchase of Company Common Stock under existing option agreements and advances of expenses made to employees in the ordinary course of business;

                    (j) Except as described in the Disclosure Statement, shall not make or commit to made any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;

                    (k) Shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate or Related Party of the Company or enter into any transaction with any affiliate or Related Party of the Company (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company);

                    (l) Shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

                    (m) Shall not grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except Liens for taxes not currently due; and

                    (n) Shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

          The word "Person" means an individual, a corporation, a limited
                    ------
liability company, a partnership, an association, a trust or any other entity or organization, or any affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of any of the foregoing.

          5.3  Filings; Other Action.
               ---------------------

               Subject to the terms and conditions herein provided, the Company and iOwn shall: (a) use all reasonable efforts to cooperate with one another in
(i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use commercially reasonable efforts to obtain all consents under or with respect to, any contract, lease, agreement, purchase order, sales order or other instrument, Permit or Environmental Permit, where the consummation of the transactions contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent; and (c) take, or cause to be taken, all other commercially reasonable actions as are reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further commercially reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of iOwn and the Surviving Corporation shall take all such necessary action.

          5.4  Inspection of Records.
               ---------------------

               From the date hereof to the Effective Time, the Company shall (a) allow all designated officers, attorneys, accountants and other representatives of iOwn access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company, other than customer identities, unless otherwise agreed to by the Company; (b) furnish to iOwn, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of the Company to reasonably cooperate with iOwn and its investigation of the business of the Company. From the date hereof to the Effective Time, iOwn shall (a) furnish to the Company, its counsel, financial advisors, auditors and other authorized representative such financial and operating data and other information as such persons may reasonably request, and (b) instruct the officers, counsel and financial advisors of iOwn to cooperate with the Company in its investigation of the business of iOwn or iOwn Sub. All information disclosed by the Company to iOwn and its representatives or by iOwn to the Company and its representatives shall be subject to the terms of that certain Non-Disclosure Agreement (the "Confidentiality Agreement") dated as of August 19, 1999 between iOwn and the
 -------------------------
Company, which shall be in the form of Exhibit F hereto.

          5.5  Publicity.
               ---------

               No parties to this Agreement shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other parties hereto.

          5.6  Prompt Action.
               -------------

               Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, promptly perform such acts and execute such documents as may be reasonably required to effect the Merger.

          5.7  Expenses.
               --------

               Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that iOwn shall bare all fees and costs associated with PricewaterhouseCoopers' audit of the Company's finances (and Arthur Anderson if iOwn requires such auditor's services).

          5.8  Tax Treatment of Merger.
               -----------------------

               From and after the date hereof and until the Effective Time, none of iOwn, iOwn Sub, the Company or any of their respective affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

          5.9    Company Cash and Deposits. From time to time after the date of
                 -------------------------
this Agreement each of the Selling Stockholders, in proportion to his percentage ownership in the Company, shall be entitled to continue to receive regular distributions consistent with past practices and immediately prior to the Closing are entitled to withdraw all remaining cash and deposits of the Company.

          5.10   Error and Omissions Insurance. iOwn agrees to continue in full
                 -----------------------------
force and effect the Company's current errors and omissions insurance for a term of no fewer than twenty-four (24) months from the Effective Date. Any proceeds from such insurance policies shall be first equally applied against any Damages (as defined in Section 7.2(a) hereof) owing by the Selling Stockholders hereunder.

          5.11   Audit Assistance.  The Company and the Selling Stockholders
                 ----------------
agree that they will reasonably cooperate with iOwn's auditors to assist the auditors in promptly completing an audit of the Company's financials (including an audit of the Company's historical financials). iOwn, the Company and the Selling Stockholders will use best efforts to complete the Company audit as quickly as possible.

          5.12   Company Controller.  The Company and Selling Stockholders agree
                 ------------------
to allow iOwn between the date of signing of this Agreement and the Closing to place an iOwn employee or representative in the Company to observe all financial matters of the Company during such period. The Company and Selling Stockholders agree to report all material financial transactions during such period to the iOwn employee or representative so placed.


                                  ARTICLE VI
                                  CONDITIONS

          6.1    Conditions to Each Party's Obligation to Effect the Merger.
                 ----------------------------------------------------------

                 The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 8.6 hereof):

          (a) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement shall have been issued and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (b) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          (c) iOwn, the Stockholders, Brokers and the Escrow Agent shall have entered into the Escrow Agreement.

          (d) This Agreement and the Merger and other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Stockholders.

          6.2    Conditions to Obligation of the Company to Effect the Merger.
                 ------------------------------------------------------------

                 The obligation of the Company and the Selling Stockholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by the Company in accordance with the provisions of Section 8.6 hereof):

          (a) iOwn and iOwn Sub shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by iOwn and iOwn Sub on or prior to the Closing Date, and the Company shall have received a certificate of the Chairman or President of iOwn and iOwn Sub, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of iOwn and iOwn Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing in all material respects, and the Company shall have received a certificate of the President or Chief Financial Officer of iOwn, dated the Closing Date, certifying to such effect.

          (c) The Company shall have received from iOwn certified copies of the resolutions of iOwn's and iOwn Sub's Boards of Directors approving and adopting this Agreement, the iOwn Ancillary Documents and the transactions contemplated hereby and thereby.

          (d) From the date of this Agreement through the Effective Time, there shall not have occurred any event that would have or would be reasonably likely to have a Material Adverse Effect in the financial condition, business, operations or prospects of iOwn and iOwn Sub, taken as a whole.

          (e) iOwn shall have executed and delivered the Notes and security documents to each of the Selling Stockholders.

          (f) iOwn and iOwn Sub shall have executed and delivered such other documents and taken such other actions as the Company or the Selling Stockholders shall reasonably request.

          (g) iOwn shall have paid [*] into the Company at the time of the Closing.

          (h) The Company shall have received the opinion of Perkins Coie LLP in the form attached hereto as Exhibit G.

[*] Confidential Treatment Requested
                                      -39-

          (i) Promptly after the Closing, the Surviving Corporation shall assign the rights to and delegate all obligations under the identified automobile leases in the Disclosure Statement to each of the Selling Stockholders, as directed by such individuals. Each Selling Stockholder agrees to hold harmless and indemnify the Surviving Corporation and iOwn for any and all liabilities arising from such leases at and after the effective date of the assignment and delegation. All parties shall reasonably cooperate with each other in concluding such transactions.

          6.3  Conditions to Obligation of iOwn and iOwn Sub to Effect the
               -----------------------------------------------------------
Merger.
------

               The obligations of iOwn and iOwn Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by the Company in accordance with the provisions of Section 8.6 hereof):

          (a) The Company shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by the Company on or prior to the Closing Date, and iOwn shall have received a certificate of the Chairman or President of the Company, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, in all material respects, and iOwn shall have received a certificate of the Chairman or President of the Company, dated the Closing Date, certifying to such effect.

          (c) iOwn shall have received from the Company certified copies of the resolutions of the Company's Board of Directors and Stockholders approving and adopting this Agreement, the Company Ancillary Documents and the transactions contemplated hereby and thereby.

          (d) No holders of outstanding shares of Company Common Stock shall have perfected dissenters rights under applicable law.

          (e) The Company shall have received all necessary consents with respect to any material contract, lease, purchase order, sales order, license agreement, Permit, and license which are required as a result of a change of control of the Company.

          (f) Each Selling Stockholder shall have entered into an Employment Agreement in the form attached hereto as Exhibit D and 75% of the current
                                                 -
Company employees shall have signed employment agreements or offer letters on the principal terms set forth in Exhibit H
                                 ---------
          (g) The Company shall have executed and delivered such other documents and taken such other actions as iOwn shall reasonably request.

          (h) iOwn shall have received the opinion of Anik & Heiberg Law Offices, in the form attached hereto as Exhibit I.

                                  ARTICLE VII

                                INDEMNIFICATION

          7.1  General.
               -------

               From and after the Closing, the parties shall severally be responsible to indemnify each other as provided in this Article VII. For the purposes of this Article VII, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing; provided, however, that the iOwn Disclosure Statement and the Disclosure Statement may be updated at the Closing by iOwn or the Company, as the case may be, and no indemnity shall be provided hereunder with respect to the matters set forth therein, including, without limitation, delivery of a balance sheet revised as of the Closing. No disclosure contained in the updated iOwn Disclosure Statement or the Disclosure Statement, as the case may be, shall be deemed a waiver of iOwn's or the Company's representations and warranties made on the date hereof with respect to the conditions to closing set forth in Sections 6.2(b) and 6.3(c) hereof; provided, however, that any updates contained in the iOwn Disclosure Statement or the Disclosure Statement that were permitted pursuant to Section
5.2 hereof shall not give either party the right to terminate this Agreement pursuant to Article VIII hereof.

               Subject to further limitations stated in this Article VII hereof and Section 5.10, (i) the maximum liability of each Selling Stockholder under this Article VII shall not exceed more than one-third of the asserted or awarded claim or damages, (ii) the respective iOwn Indemnitees, as defined below, shall be obligated to take any and all actions to mitigate any and all damages sustained by such parties, provided that such duty to mitigate shall in no way limit iOwn's ability to make any claim under Section 7 hereunder, and (iii) all claims, actions, demands and collection efforts must be equally taken by the iOwn Indemnitees against each of the Selling Stockholders, provided that the unavailability of one or more Selling Stockholders shall in no way limit iOwn's ability to make any claim under Section 7 hereunder against the other available Selling Stockholders, subject to their respective liability limitations hereunder. At no time shall any of the Selling Stockholders be responsible for the liabilities of the other Selling Stockholders. Any insurance proceeds paid pursuant to Section 5.10 shall first off-set any liability payments due and owing by the Selling Stockholders hereunder.

          7.2  Certain Definitions.
               -------------------

          As used in this Article VII, the following terms shall have the indicated meanings:

          (a)  "Damages" shall mean all liabilities, assessments, levies,
                -------
losses, taxes, fines, penalties, damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals, actually sustained or incurred by an Indemnified Party in connection with the defense or investigation of any claim (after giving effect to any insurance proceeds actually received by an Indemnified Party).

          (b)  "Indemnified Party" shall mean a party hereto who is entitled to
                -----------------
indemnification from another party hereto pursuant to this Article VII.

          (c)  "Indemnifying Party" shall mean a party hereto who is required to
                ------------------
provide indemnification under this Article VII to another party hereto.

          (d)  "Third Party Claims" shall mean any claims for Damages which are
                ------------------
asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

          (e)  "iOwn" shall mean iOwn and iOwn Sub for purposes of this Article
                ----
VII, where not otherwise stated in such manner.

          7.3  The Stockholders' Indemnification Obligations.
               ---------------------------------------------

          (a) Subject to the limitations stated in this Article VII, each of the Company and the Selling Stockholders shall severally be responsible to indemnify, save and keep iOwn, iOwn Sub, the Surviving Corporation, each of their respective subsidiaries and their respective successors and permitted assigns (each an "iOwn Indemnitee" and collectively the "iOwn Indemnitees")
                  ---------------                        ----------------
harmless against and from all Damages sustained or incurred by any iOwn Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by the Company to iOwn or iOwn Sub herein or in any Ancillary Document; and (b) any breach by the Company, or the Stockholders' Agent of, or failure of the Company, or the Stockholders' Agent to comply with, any of the covenants or obligations under this Agreement or the Ancillary Documents to be performed by the Company, or the Stockholders' Agent (including without limitation the Stockholders' obligations under this Article
VII).

          (b) Except with respect to (i) claims based on intentional fraud committed by the Company or any Selling Stockholders which are not limited and
(ii) claims under Sections 4.4 (Capitalization), 4.12 (Intellectual Property) and 4.21 (Taxes), with respect to which the limitations are set forth in Section
7.5 hereof and for which claims must be brought first against the Escrow Shares to the extent thereof, iOwn agrees that iOwn's sole and exclusive remedy and recourse against the Company and each of the Selling Stockholders and each Selling Stockholder's maximum liability under this Agreement for Damages attributable to any inaccuracy in or breach of any representations or warranties or covenants contained herein shall be against and up to such Selling Stockholder's pro rata share held in escrow pursuant to the Escrow Agreement.
In no event may iOwn, as a shareholder in the Company/Surviving Corporation, sue Selling Stockholders in their capacity as a director or officer of the Company for acts that occurred prior to the date hereof.

          (c) NOTWITHSTANDING ANY PROVISION IN THIS ARTICLE VII TO THE CONTRARY, EXCEPT WITH RESPECT TO INTENTIONAL FRAUD CLAIMS OR CLAIMS OF BREACH OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 4.4, 4.12 AND 4.21, THE SELLING SHAREHOLDERS SHALL NOT BE RESPONSIBLE FOR ANY CONSEQUENTIAL, INDIRECT, LOSS OF PROFITS, PUNITIVE, INCIDENTAL OR SPECIAL DAMAGES ARISING FROM ANY CLAIM OR ACTION RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT FIRST ADVISED OF SUCH POSSIBILITY.

          7.4  iOwn's Indemnification Obligations.
               ----------------------------------

               iOwn shall indemnify, save and keep the Selling Stockholders and their respective successors and permitted assigns ("Seller Indemnitees"), forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by iOwn or iOwn Sub to the Company and the Selling Stockholders herein or in any iOwn Ancillary Document; and (b) any breach by iOwn or iOwn Sub of, or failure by iOwn or iOwn Sub to comply with, any of the covenants or obligations under this Agreement or the iOwn Ancillary Documents to be performed by iOwn or iOwn Sub (including without limitation its obligations under this Article VII).

          7.5  Limitation on Indemnification Obligations.
               -----------------------------------------

          (a) Except as otherwise provided herein, all representations, covenants and warranties contained in this Agreement shall survive the Closing for a period of twelve months from the Effective Date. Notwithstanding the foregoing, the representations and warranties contained in Sections 3.2 (Authorization of Agreement and Other Documents), 3.3 (No Violation), 3.9 (Issuance of Shares), 3.12 (Required Consents and Approvals), 4.4 (Capitalization), 4.12 (Intellectual Property) and 4.21 (Taxes) shall survive the Closing for a period of twenty-four months from the Effective Date. The foregoing survival periods are collectively referred to herein as the "Survival
                                                                       --------
Period".  A claim by an iOwn Indemnitee or a Seller Indemnitee for
------
indemnification under this Article VII (except with respect to any claims of fraud, which claim may be brought indefinitely) must be asserted within the Survival Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is subject to a claim for indemnification which is properly asserted prior to the expiration of the Survival Period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

          (b) The Selling Stockholders' obligations under this Article VII are subject to the following limitation: (i) except as provided for in Section 7.5(b)(i) hereof, iOwn shall not be entitled to any recovery for an Indemnity Claim under Section 7.3 until the total amount of all Damages under Section 7.3 exceeds [*] ("Indemnity Level") and then iOwn shall be entitled to recovery all such Damages including the initial [*]; and (ii) the maximum indemnification obligation of the Selling Stockholder with respect to claims based on any inaccuracy in or breach of Section 4.4, 4.12 and 4.21 shall be the value of one hundred percent (100%) of Selling Stockholder's portion of the Gross Merger Consideration. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Article VII shall limit a claim based on fraud committed by the Company or any Selling Stockholder. Furthermore, the Selling Stockholders are permitted at any time to first pay or contribute to such Damages prior to payment by iOwn, and hence such Damages shall not be attributable towards the Indemnity Level.

[*] Confidential Treatment Requested

          7.6  Cooperation.
               -----------

               Subject to the provisions of Section 7.8, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

          7.7  Subrogation.
               -----------

               The Indemnifying Party shall not be entitled to require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

          7.8  Indemnification Claims Procedures.
               ---------------------------------

          (a) Promptly following the receipt of notice by the iOwn Indemnitees of a Third Party Claim which the iOwn Indemnitees believe may result in a demand against the Escrow, iOwn shall notify the Stockholder Agent of such claim in accordance with the provisions of the Escrow Agreement. Promptly following the receipt by the Seller Indemnitees of notice of a Third Party Claim which the Seller Indemnitees believe may result in a demand for indemnification pursuant to Section 7.4 hereof, the Stockholder Agent shall notify iOwn of such claim. The party receiving the notice of the Third Party Claim shall notify the other party hereto of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is substantially prejudiced as a result of the failure to give such notice. Within fifteen (15) business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to control, the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing without, qualification its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend the Third Party Claim or fails to pursue such Third Party Claim diligently, the Indemnified Party shall have the right to undertake, conduct and control the defense of such Third Party Claim through counsel of its own choosing. The party that litigates or contests the Third Party Claim shall keep the other party fully advised of the progress and disposition of such claim.

          (b) In the event the Indemnifying Party elects not to undertake the defense of the Third Party Claim or fails to pursue diligently the defense of such a claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that a final determination has been made that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for all reasonable amounts paid to settle such claim or all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Article VII. Notwithstanding the foregoing, no settlement of any Third Party Claim without the prior written consent of the Indemnifying Party shall be determinative of the validity of any claim that the Indemnified Party is entitled to indemnification hereunder.

          (c) No Third Party Claim will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement, all in accordance with the terms of this, Article VII, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to recover from the Indemnified Party any additional expenses incurred by such Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.


                                 ARTICLE VIII
                                  TERMINATION

          8.1  Termination by Mutual Consent.
               -----------------------------

               This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of iOwn and the Company.

          8.2  Termination by Either iOwn or the Company.
               -----------------------------------------

               This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either iOwn or the Company if (a) the Merger shall not have been consummated on or prior to [*]; provided, however, that the right to terminate this Agreement under this Section 8.2(a) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the merger to occur on or before such date; (b) the approval of the Selling Stockholders shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.2(b) if the Company caused (directly or indirectly) or aided in the failure to obtain such approval; or (c) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) compelling iOwn, iOwn Sub or the Surviving Corporation to dispose of or hold separate all or a material portion of the

[*] Confidential Treatment Requested
respective businesses or assets of iOwn, the Company or their respective subsidiaries, and such order, decree, ruling or other action shall have become final and non-appealable.

          8.3  Termination by the Company.
               --------------------------

               This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, if there has been a material breach by iOwn or iOwn Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of iOwn, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to iOwn.

          8.4  Termination by iOwn.
               -------------------

               This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of iOwn, if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by iOwn to the Company.

          8.5  Effect of Termination and Abandonment.
               -------------------------------------

               In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Sections 5.5 and 5.7, and the confidentiality obligations under the Confidentiality Agreement (as reaffirmed in Section 5.4) which obligations shall survive the termination of this Agreement.

          8.6  Extension; Waiver.
               -----------------

               At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX
                              GENERAL PROVISIONS

          9.1  Notices.
               -------

               All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to iOwn or iOwn Sub:                 If to the Company:

iOwn Holdings, Inc.                     Genesis 2000, Inc.
333 Bryant Street, Lower Level          5000 North Parkway Calabasis, Suite 200
San Francisco, CA 94107                 Calabasis, CA 91302
Fax: (415) 618-3501                     Fax: (707) 988-7424/
                                             ---------------
                                             (707) 982-8765/(707) 988-7238
                                             -----------------------------
Attn: Chief Financial Officer           Attn: Kamyar Tafreshi, Homayoon Majd and
                                              ----------------------------------
                                              Farhad Mirfakhrai
                                              -----------------

With copies to:                         With copies to (In the case of
                                        Company/Selling Stockholder(s)):

Perkins Coie llp                        Anik & Heiberg Law Offices
250 Montgomery Street, 16/th/ Floor     5655 Lindero Cyn. Rd., Suite 601
San Francisco, CA 94104                 Westlake Village, CA 91302
Fax: (415) 781-2525                     Fax: (818) 889-4905
Attn: David M. Hornik                   Attn: Paul Anik

                                             Homayoon Majd
                                             24235 Park Granada
                                             Calabasas, CA 91302
                                             Fax: (707) 982-8765

                                             Kamyar Tafreshi
                                             7642 Foxboro Lane
                                             West Hills, CA 91304
                                             Fax: (707) 988-7424

                                             Farhad Mirfakhrai
                                             5028 Woodley Avenue
                                             Encino, CA 91435
                                             Fax: (707) 988-7238

or to such other address or addressee(s) as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          9.2  Assignment, Binding Effect.
               --------------------------

               Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.4, 1.5, 1.6, 1.7, and 1.8, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.3  Entire Agreement.
               ----------------

               This Agreement, the Exhibits, the Disclosure Statement, the iOwn Disclosure Statement, the Confidentiality Agreement, the Employment Agreements, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          9.4  Amendment.
               ---------

               This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the Stockholders, but after any such Stockholder approval, no amendment shall be made which by law requires the further approval of Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.5  Governing Law.
               -------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws.

          9.6  Counterparts.
               ------------

               This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          9.7  Headings.
               --------

               Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

          9.8   Interpretation.
                --------------

                In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          9.9   Waivers.
                -------

                Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          9.10  Incorporation of Exhibits.
                -------------------------

                The Disclosure Statement, the iOwn Disclosure Statement and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          9.11  Severability.
                ------------

                Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.12  Enforcement of Agreement.
                ------------------------

                The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.13  Arbitration.
                -----------

                Except as otherwise provided in Section 9.12 hereof, all disputes, differences, or questions arising out of or relating to this Agreement, or the validity, interpretation, breach, violation or termination thereof (including disputes arising under this Clause), shall be finally and solely determined and settled by arbitration which shall be conducted as follows:

               (i) Except as otherwise expressly provided in this subparagraph, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA).

               (ii) All arbitration hearings shall be conducted (and the arbitrator shall reside) in San Francisco, California (if the initial defendant is iOwn or iOwn Sub) or in Woodland Hills, California (if the initial defendant is or are the Selling Stockholder(s)) unless the parties stipulate or the arbitrator rules that any non-evidentiary hearing may be conducted by telephone.

               (iii) The arbitration shall be conducted by one (1) arbitrator selected as follows: (v) the AAA office in San Francisco, California (if the initial defendant is iOwn or iOwn Sub) or in Woodland Hills, California or closest AAA office to Woodland Hills, California (if the initial defendant is or are the Selling Stockholder(s)) shall provide to each party a proposed list of arbitrators within three (3) business days of the demand for arbitration; (w) each party shall strike any arbitrators deemed unacceptable, but shall leave at least three (3) names unstricken, and shall return the list to the AAA within three (3) business days; (x) if there are any names unstricken on the lists of all parties, the AAA shall appoint one (1) as the arbitrator; (y) if all names have been stricken by at least one party, the procedure shall be repeated; (z) if all names are stricken by at least one party on the second list, the AAA shall submit a third list, and each party shall strike two (2) names, and the AAA shall appoint the arbitrator from among the names not stricken by any party.

               (iv) Within ten (10) days of the appointment of the arbitrator, a preliminary hearing shall be held for scheduling of discovery and the final hearing dates.

               (v) Each party shall have the right to take the depositions of two (2) individuals affiliated with the opposing party for up to six (6) hours of testimony, who shall be selected by the deposing party in accordance with the procedure outlined in Federal Rule of Civil Procedure 30(b)(6). Each party shall identify any and all experts who will submit any evidence in any form at least forty five (45) days before the final hearing and shall promptly make such experts available for a deposition. All counter-experts shall be designated within ten (10) days of the conclusion of the deposition of the expert being countered and shall promptly be made available for a deposition. In addition, each party may submit up to ten (10) document requests (including subparts) and ten

                      (10) interrogatories (including subparts), which shall be fully answered and complied with within fifteen (15) days of receipt. For good cause shown, the arbitrator may expand, but not reduce, the foregoing discovery rights of the parties. Any and all discovery disputes shall be resolved by the arbitrator within three (3) days of submission by either party in writing or by telephone, with the other party having a reasonable opportunity to respond.

               (vi) The arbitrator shall have the power and authority to grant any appropriate equitable relief, including but not limited to, the designation of the terms of any escrow account and the granting of a temporary restraining order or preliminary injunction, provided, however, that, upon a showing that irreparable harm is likely to occur before a hearing can be held before the arbitrator, any party may seek emergency interim equitable relief from any state or federal court in San Francisco or Los Angeles Counties, to which all parties submit to jurisdiction.

               (vii) An award entered by the arbitrator shall be final and binding, and judgment on such award may be entered by any court having jurisdiction, specifically including any state or federal court in California, which the parties stipulate has jurisdiction.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                        iOWN HOLDINGS, INC.

                                        By:_____________________________________

                                        Title:__________________________________


                                        iMERGER SUB, INC.

                                        By:_____________________________________

                                        Title:__________________________________


                                        GENESIS 2000, INC.

                                        By:_____________________________________

                                        Title:__________________________________


                                        SELLING STOCKHOLDERS


                                        ________________________________________
                                        Name: Homayoon Majd


                                        ________________________________________
                                        Name: Kamyar Tafreshi


                                        ________________________________________
                                        Name: Farhad Mirfakhrai

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                        BROKERS

                                        Niederhoffer-Henkel & Co.


                                        ________________________________________
                                        By:
                                        Title:

                                        ________________________________________
                                        Name: Douglas D. Hubert


                                        ________________________________________
                                        Name: Donald C. Schaeffer

                           IOWN DISCLOSURE STATEMENT

                         COMPANY DISCLOSURE STATEMENT

                                   EXHIBIT A
                           CONVERTIBLE PROMSORY NOTE

                                   EXHIBIT B
                              SECURITY AGREEMENT

                                   EXHIBIT C
                                 PROMISORY NOTE

                                   EXHIBIT D
                             EMPLOYMENT AGREEMENT

                                   EXHIBIT E
                               ESCROW AGREEMENT

                                   EXHIBIT F
                            NONDISCLOSURE AGREEMENT

                                   EXHIBIT G
                          OPINION OF PERKINS COIE LLP

                                   EXHIBIT H
                          PRINCIPAL EMPLOYMENT TERMS

                                   EXHIBIT I
                     OPINION OF ANIK & HEIBERG LAW OFFICES

                                   EXHIBIT J
                              BROKER COMPENSATION

                                      -65-